UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 26, 2019

Algodon Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities

Between February 8, 2019 and February 26, 2019, Algodon Group, Inc. (“Algodon”) sold a total of 2,042,857 shares of its common stock to accredited investors for total gross proceeds of $715,000. No general solicitation was used, no commissions were paid, and Algodon relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D will be filed with the Securities and Exchange Commission after the filing of this Current Report.

On February 27, 2019, Algodon’s wholly-owned subsidiary, Gaucho Group, Inc. (“Gaucho Group”), sold an additional convertible promissory note in the amount of $20,000 to an accredited investor with a maturity date of March 31, 2019, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into Gaucho Group common stock at a 20% discount to the share price in a future offering of common stock by Gaucho Group. No general solicitation was used, no commissions were paid, and Gaucho Group relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, an amended Form D was filed on January 17, 2019, an amended Form D was filed on February 8, and another amended Form D was filed on February 21, 2019.

Item 8.01 Other Events

On February 28, 2019, Algodon sent out a press release announcing that it has been granted a Notice of Allowance from the United States Patent and Trademark Office for the trademark filing of Gaucho – Buenos Aires™. The press release is set forth in Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Algodon Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of March 2019.

Algodon Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO